UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2023

MOVELLA HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40074	98-1575384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 110, 3535 Executive Terminal Drive
Henderson, NV                              89052
(Address of Principal Executive Offices)                         (Zip Code)
(725) 238-5682
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MVLA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	MVLAW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

Due to market conditions, on August 31, 2023, the Company decided to reduce its number of employees by approximately 20%. The Company expects to substantially complete this workforce reduction in the third quarter of 2023. Additionally, the Company elected to restructure its operations by exiting certain non-core business activities. As a result of this workforce reduction and restructuring, the Company expects to incur a pre-tax cash charge for severance and restructuring costs, which consists of one-time termination benefits and contract termination costs, of between approximately $1.1 million and $1.6 million in the third quarter of 2023.

Cautionary Statement Regarding Forward Looking Statements

The disclosure contained in this current report contains "forward-looking statements" within the meaning of federal securities laws. The words "accelerate," "anticipate," "believe," "continue," "could," "enable," "estimate," "expect," "extend," "fuel," "future," "growth," "intend," "may," "might," "opportunity," "outlook," "plan," "position," "possible," "potential," "predict," "progress," "project," "realize," "see," "seem," "should," "will," "would," and similar expressions, or the negative of such expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the following: Movella's management team's expectations, hopes, beliefs, intentions or strategies regarding the future and the company's competitive position; the ability of Movella's solutions to enable real-time digitized movement in the emerging high-growth areas of the Metaverse, next-generation gaming, live streaming and other applications; the belief that Movella's proprietary technology, scalable business model, and experienced leadership team will position Movella to extend its leadership position and continue to deliver innovations that drive the industry; the anticipated or potential features, benefits, and applications for Movella's products and technology and timing thereof; the market opportunity for Movella's products and technology; or other characterizations of future events or circumstances, including any underlying assumptions. These statements are based on the current expectations of Movella's management and are not predictions of actual performance and as such, are provided for illustrative purposes only. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Movella's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) general economic conditions and Movella's financial performance; (ii) changes adversely affecting the businesses in which Movella is engaged; (iii) Movella's ability to execute on its business strategy and plans and to manage growth; and (iv) risks related to regulatory matters, as well as the factors described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Movella’s Form 10-K for the year ended December 31, 2022 and Form 8-K/A filed March 31, 2023, and in those documents that Movella will file with the SEC in the future. If any of these risks materialize or the underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Movella presently knows or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, plans or forecasts of future events and views as of the date of this press release. Movella anticipates that subsequent events and developments will cause its assessments to change. However, while Movella may elect to update these forward-looking statements at some point in the future, Movella specifically disclaims any obligation to do so, except to the extent required by applicable law. These forward-looking statements should not be relied upon as representing Movella's assessments as of any date subsequent to the date of this press release and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
99.1	Press Release, dated September 5, 2023, issued by Movella Holdings Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Movella Holdings Inc.

September 5, 2023

	By:	/s/ Stephen Smith
	Name:	Stephen Smith
	Title:	Chief Financial Officer
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